Exhibit 10.37

                                   ALTON PLAZA
                            FIRST AMENDMENT TO LEASE
                            ------------------------
                            (Early Lease Termination)

I.     PARTIES  AND  DATE
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     THIS  FIRST  AMENDMENT  TO LEASE (this "Amendment") dated as of January 31,
2006, is entered into by and between ALTON PLAZA PROPERTY, INC., a Delaware corporation ("Landlord"), and NETWORK INSTALLATION CORPORATION, a California corporation ("Tenant").

II.     RECITALS
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     A.     Landlord  and  Tenant  entered into that certain Modified Industrial
Complex Lease dated as of July 7, 2004 (the "Lease") pursuant to which Tenant leases certain premises commonly known as Suite 200 containing approximately 10,273 square feet (the "Premises") in that certain industrial complex known as Alton Plaza and located at 15235 Alton Parkway, Irvine, California.

     B. Landlord and Tenant presently desire to provide for the early termination of the Lease, all as more fully set forth below.

III.     LEASE  MODIFICATION
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     A.     Early Termination.  Subject to the provisions of this Amendment, the
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Lease  shall  terminate  effective  as  of  11:59 p.m. on February 28, 2006 (the
"Termination Date") with the same force and effect as if the Lease originally provided for the term of the Lease to expire on the Termination Date (instead of expiring on October 31, 2008). Tenant shall pay rent and perform Tenant's obligation under the Lease as provided in the Lease through and including the Termination Date. Tenant shall vacate and surrender the Premises no later than the Termination Date in accordance with the terms of the Lease (as modified by this Amendment). Concurrently with Tenant's execution and delivery of this Amendment to Landlord, Tenant shall pay a termination fee to Landlord in the amount of $38,049.81 (the "Termination Fee").

     B.     Security  Deposit.  The  parties hereto acknowledge that Landlord is
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holding  a security deposit in the amount of $17,105.00 Notwithstanding anything to  the  contrary  set  forth  in  the Lease or in California Civil Code Section
1950.7, Landlord shall be entitled to retain the Security Deposit and Tenant hereby waives any claim for the return of the Security Deposit pursuant to the Lease.

     C.     Release.  As  of  the Termination Date provided that Tenant has paid
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the  Termination Fee to Landlord and has surrendered the Premises to Landlord in the condition required by the Lease, each of Landlord and Tenant shall unconditionally and fully waive, release and discharge the other party and each such party's members, managers, officers, agents, investment advisors, employees, successors, and assigns and all officers, directors, employees, agents, partners or any other person or legal entity acting for or on behalf of any of the foregoing from any and all obligations, claims, actions, liabilities, past, present and future, of whatever kind of character, known or unknown, by reason of, growing out of, arising out of or existing in connection with, the execution of the Lease or any of the terms or provisions thereof, Tenant's use and occupancy of the Premises, or by reason of the breach or alleged breach, or conduct or activity resulting in the breach or alleged breach, of any of the terms or provisions of the Lease. Each of Landlord Tenant acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

          Each of Landlord and Tenant hereby waives and relinquishes every right or benefit it may have under Civil Code Section 1542 and all other provisions of law with respect to any such claim it may have against the other party to the fullest extent that it may lawfully do so. In connection with such waiver and relinquishment, each of Landlord and Tenant acknowledges that it is aware that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect of the subject matter of this Amendment, but that it is such party's intention hereby to fully, finally and forever settle and release all such claims, known or unknown, suspected or unsuspected, which may now exist or which have previously existed between Tenant and Landlord. Accordingly, each of Landlord and Tenant agrees that this Amendment shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different facts.

     D.     Survival.  Notwithstanding  the  provisions of Section III.C. above,
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each of Landlord and Tenant acknowledges and agrees that the obligations of each party set forth in the Lease which by the express terms thereof or implication survive the termination of the Lease shall, notwithstanding the foregoing, indeed survive the execution of this Amendment, including without limitation all indemnifications.

     E.     No  Assignment.  Tenant represents and warrants that it has not made
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any  assignment,  sublease, transfer, conveyance or other disposition of (i) the
Lease; (ii) its interest in the terms of the Lease, to any person, firm, partnership, association, or other entity. In addition, Tenant represents and warrants that it has full power and authority to sign and deliver this Amendment, and the execution and delivery of this Amendment will not violate and will not constitute a default under any agreements between Tenant and any third parties. Tenant hereby agrees to indemnify and hold harmless Landlord against all actions, demands, liabilities, costs, expenses, rights of action or causes of action based on, arising out of, or in connection with, any breach of any of the foregoing representations and warranties.

IV.     GENERAL
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     A.     Effect  of  Amendment;  Ratification.  This  Amendment  contains the
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entire  understanding  between the parties with respect to the matters contained herein. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

     B.     Authority.  Tenant  and  each  person  executing  this  Amendment on
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behalf of Tenant hereby covenants and warrants that (a) Tenant is duly organized and validly existing under the laws of the State of California, (b) Tenant has full power and authority to enter into this Amendment and to perform all Tenant's obligations under the Lease, as amended by this Amendment, and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

     C.     Governing  Law.  This Amendment and any enforcement of the agreement
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and  modification  set  forth  above  shall  be  governed  by  and  construed in accordance  with  the  laws  of  the  State  of  California.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

"LANDLORD"
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ALTON  PLAZA  PROPERTY,  INC.,
a  Delaware  corporation

By:      /s/  Daniel  J.  Bradley
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Name:  Daniel  J.  Bradley
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Its:       President
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Dated:  _____________,  2006


"TENANT"
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NETWORK  INSTALLATION
CORPORATION,
a  California  corporation

By:       /s/  Jeffrey  R.  Hultman
          -------------------------
Name:  Jeffrey  R.  Hultman
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Title:   CEO
         ---

By:      ____________
Name:  ____________
Title:   ____________

Dated:  1-31-,  2006
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